Exhibit 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY PROVIDES BUSINESS UPDATE FOR FISCAL 2021 Q3

Strong Written Orders Drive Record Backlog;
COVID-19-Related Production Constraints Impact Delivered Sales;
Dividend Rate to be Increased

MONROE, Mich., January 28, 2021--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today provided insights regarding business trends for the fiscal 2021 third quarter.

Kurt L. Darrow, Chairman, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “While third-quarter results are not yet finalized, written trends for January remain positive as consumer demand for home furnishings continues unabated.” Business highlights include:

•Wholesale backlog across the enterprise increased by more than 20% in the fiscal 2021 third quarter from the fiscal 2021 second quarter
•Written same-store sales for the La-Z-Boy Furniture Galleries® network increased 19% fiscal year to date through December versus the prior-year period and continued to trend positively in January
•Written sales for Joybird increased by more than 75% in the fiscal 2021 third quarter versus the prior-year period

Darrow continued, “We are optimistic about the business moving forward given ongoing strong demand trends, backlog and the new production capacity being brought on to service orders. However, our ability to increase production capacity has been constrained in the short term due to greater-than-anticipated impacts of COVID-19 across our supply chain as we prioritize the health and safety of employees. While we have encountered near-term supply chain challenges, they will be remedied over time as we continue to focus on working safely across our operations, servicing customers, and delivering strong financial results.”

Compared with a record third quarter in fiscal 2020 and factoring in greater-than-anticipated COVID-19-related impacts experienced in this year’s third quarter, the company expects consolidated sales for the quarter to be down 1% - 2% versus prior-year third quarter, and consolidated non-GAAP operating margin to be at the low end of the 9% - 11% range that was previously projected for the third quarter.

Dividend

In addition, the company announced today that its Board of Directors has approved a planned $0.01 increase in the company’s quarterly dividend rate, from $0.14 per share to $0.15 per share. “Despite the supply chain challenges presented by COVID-19, the Board is confident in increasing the upcoming dividend due to the strength of our business and balance sheet. Our company has performed well during the pandemic and we expect that level of performance to continue,” Darrow said. The higher quarterly dividend would be payable March 15, 2021, to shareholders of record on March 4, 2021, contingent upon formal declaration of the dividend by the Board of Directors as per their usual cadence in February.

Fiscal 2021 Third-Quarter Results Announcement

The company plans to release its fiscal 2021 third-quarter financial results after the close of market on February 16, 2021, with a conference call at 8:30 a.m. on Wednesday, February 17, 2021. Conference call and webcast details will follow in a separate release.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections, perspectives, or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business, and industry and the effect of the novel coronavirus (“COVID-19”) pandemic on our business operations, including without limitation production capacity, and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2020 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 159 of the 355 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.

The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 355 stand-alone La-Z-Boy Furniture Galleries® stores and 561 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

This press release references the Non-GAAP financial measure of “Non-GAAP operating margin”. We are providing this update at this time to provide transparency to our investors during the COVID-19 pandemic. Non-GAAP operating margin may exclude items such as pre-tax purchase accounting charges and pre-tax business realignment charges. These and other not presently determinable items could have a material impact on the determination of operating margin on a GAAP basis and as not available at this time without unreasonable efforts, we have not provided a reference to GAAP operating margin or a reconciliation to non-GAAP operating margin in this press release. This Non-GAAP financial measure is not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers.

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